Exhibit 10.1

FIFTH AMENDMENT TO CREDIT AGREEMENT

This FIFTH AMENDMENT TO CREDIT AND SECURITY AGREEMENT (this “Fifth Amendment”) is made as of this 31 day of  May, 2012 by and between MGP INGREDIENTS, INC., a Kansas corporation (“Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Lender”).  This Fifth Amendment amends that certain Credit and Security Agreement between Borrower and Lender dated July 21, 2009, as amended by a Consent dated December 31, 2009, as amended by Consent dated February 2, 2010, as amended by a First Amendment to Credit and Security Agreement dated as of June 30, 2010, as amended by a Second Amendment to Credit and Security Agreement dated as of January 20, 2011, as amended by a Third Amendment to Credit and Security Agreement dated as of October 20, 2011, and as amended by an Assignment and Assumption of Note and Credit Agreement and Fourth Amendment to the Credit Agreement dated as of January 3, 2012 (as further modified, amended and restated, the “Credit Agreement”).

WHEREAS, Lender is willing to make certain modifications to the Credit Agreement, but only on the terms and subject to the conditions set forth herein.

NOW THEREFORE, in consideration of the Recitals, the mutual promises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender and Borrower agree as follows:

1. Definitions and Rules of Interpretation.  Capitalized terms used but not otherwise defined herein, including the Preamble and the Recitals, shall have the meanings assigned to them in the Credit Agreement.  The rules of interpretation set forth in Section 1.2 of the Credit Agreement shall apply to this Fifth Amendment as if fully set forth herein.

2. Amendments to Credit Agreement.  The Credit Agreement is hereby amended as follows:

(a) The following definitions found in Section 1.1 of the Credit Agreement are  amended and restated as follows:

“Adjusted Net Income” means Net Income, adjusted by excluding from such calculation all cash and non-cash gains, losses, income and expenses related to the following:

(a)           Joint Ventures (provided, however, for purposes of this subsection (a), cash gains, losses, income and expenses shall not be excluded),

(b)           Swap Contracts and hedging activities,

(c)           Corporate reorganization and restructuring activities, or subsidiary start-up operations,

(d)           The sale, disposition, purchase or acquisition of assets, other than in the ordinary course of business,

All as approved by Lender, in its reasonable discretion.”

 “Borrowing Base” means at any time the lesser of:

(a)           The Maximum Line Amount; or

(b)           Subject to change from time to time in the Lender’s sole but reasonable discretion, the sum of:

(i)	The product of the Accounts Advance Rate times Eligible Accounts; plus

(ii)
The sum of (without duplication) (1) the product of the Eligible Starch Inventory Advance Rate times Eligible Starch Inventory, plus (2) the product of the Eligible Protein Inventory Advance Rate times Eligible Protein Inventory, plus (3) the product of the Eligible Flour Inventory Advance Rate times Eligible Flour Inventory, plus (4) the product of the Eligible Corn Inventory Advance Rate times Eligible Corn Inventory, plus (5) the product of the Eligible Food Grade Alcohol Inventory Advance Rate times Eligible Food Grade Alcohol Inventory plus (6) the product of the Eligible Fuel Grade Alcohol Inventory Advance Rate times Eligible Fuel Grade Alcohol Inventory plus (7) product of the Eligible Finished Goods Inventory Advance Rate times Eligible Finished Goods Inventory plus (8) the product of the applicable Eligible Barreled Alcohol Inventory Advance Rate times Eligible Barreled Alcohol Inventory that is less than two (2) years old, plus (9) the product of the applicable Eligible Barreled Alcohol Inventory Advance Rate times Eligible Barreled Alcohol Inventory that is two (2) years old or greater, plus (10) the product of Account Value at Market Advance Rate times Account Value at Market; provided Eligible Inventory which is Rail Inventory shall not exceed $3,000,000 at any time, and provided further that the sum of the products obtained in items (8) and (9) above shall not exceed $7,500,000 at any time.”

“Eligible Barreled Alcohol Inventory Advance Rate” means, as applied to Eligible Barreled Alcohol Inventory less than two (2) years old, fifty percent (50%), and as applied to Eligible Barreled Alcohol Inventory two (2) years old or greater, seventy percent (70%), or, in each case, such lesser rate as the Lender in its sole but reasonable discretion may deem appropriate from time to time.

“Fixed Charge Coverage Ratio” means the aggregate of Adjusted Net Income plus an amount which, in the determination of Net Income has been deducted for Interest Expense, income tax, depreciation, and amortization expenses, minus dividends, taxes (paid in cash), cash contributions to Joint Ventures (other than initial capital contributions and start-up expenses paid prior to or within two months after the inception of a Joint Venture entity), and Unfinanced Capital Expenditures, all divided by the aggregate of the Current Maturities of Long Term Debt, capitalized lease payments, and Interest Expense, all as determined by reference to the most recently prepared financial statements provided by Borrower in accordance with Sections 6.1(a) and (b). ”

(b) The following definitions is hereby deleted in its entirety from Section 1.1 of the Credit Agreement:

“Distilled Spirits Tax Reserve”

“Rail Reserve”

(c) Section 6.2 of the Credit Agreement is amended by amending and restating Section 6.2 as follows:

“Section 6.2                              Financial Covenants.

(a)           Balance Sheet Leverage Ratio.  The Borrower’s Balance Sheet Leverage Ratio shall not be greater than 1.75 to 1.0 as of each December 31, March 31, June 30, and September 30 through the term of this Agreement.

(b)           Adjusted Net Income.  The Borrower’s Adjusted Net Income shall not be less than the amounts set forth below for the period corresponding thereto:

Period	Adjusted Net Income
Fiscal Quarter ending June 30, 2012	$(1,000,000.00)
Fiscal Quarter ending September 30, 2012	$(500,000.00)
Fiscal Quarter ending December 31, 2012	$1.00
Twelve Month period ending March 31, 2013	$1.00
Twelve month period ending on each June 30 September 30, December 31, and March 31 thereafter	$1.00

 (c)           Fixed Charge Coverage Ratio.  Beginning with the 12-month period ending on March 31, 2013, and as of  each subsequent June 30, September 30, December 31, and March 31 through the term of this Agreement, the Borrower’s Fixed Charge Coverage Ratio shall not be less than 2.00 to 1.00, for the 12-month period then ending.”

(d) The form of the Compliance Certificate attached as Exhibit B to the Credit Agreement is replaced with the form of Compliance Certificated attached as Exhibit A to this Fifth Amendment.

3. Conditions Precedent to Effectiveness of Fifth Amendment.  This Fifth Amendment shall not be effective unless and until each of the following conditions precedent shall have been satisfied or waived in the sole and absolute discretion of Lender:

(a) Lender Agent shall have received on or prior to the date hereof each of the following, each dated the date hereof unless otherwise agreed by Lender, in form and substance satisfactory to Lender:

(i) this Fifth Amendment duly executed by Borrower and Lender;

(ii) a copy of certificates attesting to the good standing of Borrower in each jurisdiction where any Constituent Document of Borrower is on file with any governmental authority and in any jurisdiction where Borrower is qualified to do business as a foreign entity or where such qualification is necessary (and, if appropriate in any such jurisdiction, related tax certificates);

(iii) a certificate of the secretary or other officer of Borrower in charge of maintaining books and records of Borrower certifying (A) that each officer of Borrower certified to Lender on the date hereof as authorized to execute and deliver any Loan Document continues to be so authorized, (B) that there have been no changes to the Constituent Documents of Borrower delivered on the date hereof and certified to Lender on the date hereof as complete and correct, and (C) as to the resolutions of Borrower’s board of directors or other appropriate governing body approving and authorizing the execution and delivery of this Fifth Amendment;

(iv) a certificate of a responsible officer of Borrower to the effect that, as of the date hereof, (A) each representation set forth in Article V of the Credit Agreement is true and accurate, and (B) the representations set forth in this Fifth Amendment are true and correct;

(v) such other documents and information as any Lender may reasonably request.

(b) The Borrower shall have paid to Lender all expenses and costs of Lender (including, without limitation, the commitment fee, and the attorney fees of counsel for Lender and expenses of counsel for Lender) in connection with the preparation, negotiation, execution and approval of this Fifth Amendment and any and all other Loan Documents, instruments and things contemplated hereby, whether or not such transactions are consummated, together with all other expenses and costs incurred by Lender chargeable to Borrower pursuant to the terms of the Credit Agreement which are unpaid at such time.

(c) The Borrower shall have received all consents and authorizations required pursuant to any material contractual obligation with any other Person and shall have obtained all permits of, and effected all notices to and filings with, any governmental authority, in each case, as may be necessary in connection with this Fifth Amendment.

4. Ratification; Estoppel; Reaffirmation.

(a)  Borrower does hereby reaffirm the Credit Agreement and other Loan Documents, and ratify the Credit Agreement and other Loan Documents, as amended, modified and supplemented, including, without limitation, the covenant set forth in Section 6.1(b) of the Credit Agreement which requires the Borrower to deliver monthly unaudited/internal balance sheet and statements of income and retained earnings of the Borrower as at the end of and for each month and for the year to date period.

(b) Borrower does hereby reaffirm to Lender each of the representations, warranties, covenants and agreements set forth in the Credit Agreement and the other Loan Documents with the same force and effect as if each were separately stated herein and made as of the date hereof to Lender.

(c) The Borrower further represents and warrants that, as of the date hereof, there are no counterclaims, defenses or offsets of any nature whatsoever to the Loans or any of the Loan Documents and that, as of the date hereof no default has occurred or exists under any of the Loan Documents.

(d) Borrower does hereby ratify, affirm, reaffirm, acknowledge, confirm and agree that the Credit Agreement and other Loan Documents, as amended, modified and supplemented hereby by this Fifth Amendment, represent the valid, enforceable and collectible obligations of Borrower.

5. Release.  Borrower does hereby release, remise, acquit and forever discharge Lender and Lender’s employees, agents, representatives, consultants, attorneys, fiduciaries, servants, officers, directors, partners, predecessors, successors and assigns, subsidiary corporations, parent corporation, and related corporate divisions (all of the foregoing hereinafter called the “Released Parties”), from any and all action and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages and expenses of any and every character, known or unknown, direct and/or indirect, at law or in equity, of whatsoever kind or nature, whether heretofore or hereafter arising, for or because of any matter or things done, omitted or suffered to be done by any of the Released Parties prior to and including the date of execution hereof, and in any way directly or indirectly arising out of or in any way connected to this Fifth Amendment, the Loan Agreement and the Other Agreements (all of the foregoing hereinafter called the “Released Matters”).  Borrower acknowledges that the agreements in this paragraph are intended to be in full satisfaction of all or any alleged injuries or damages arising in connection with the Released Matters.  Borrower represents and warrants to Lender that it has not purported to transfer, assign or otherwise convey any right, title or interest of Borrower in any Released Matter to any other Person and that the foregoing constitutes a full and complete release of all Released Matters.

6. Governing Law.  The terms and conditions of this Fifth Amendment, the Credit Agreement and all of the other Loan Documents shall be governed by the applicable laws of the State of Kansas.

7. Counterparts.  This Fifth Amendment may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.  Counterpart signature pages to this Fifth Amendment transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

8. No Cancellation.  This Fifth Amendment evidences the same indebtedness as evidenced by the Credit Agreement and other Loan Documents (as modified hereby).  This Fifth Amendment is secured by the Collateral as provided in the Credit Agreement including all amendments and modifications thereto.  All future advances made to the Borrower or the Guarantors in the good faith judgment of the lender for the purpose of protecting Lender’s interests in the collateral will also be secured by this Fifth Amendment.  This Fifth Amendment is an extension, modification and amendment of the prior documents and the execution hereof does not evidence a cancellation of the indebtedness evidenced by the prior documents.

9. Entire Agreement.    The following notice is included in compliance with K.S.A. 16-117 and K.S.A. 16-118:

“THIS WRITTEN AGREEMENT IS THE FINAL EXPRESSION OF THE CREDIT AGREEMENT BETWEEN THE PARTIES HERETO AS THE SAME EXISTS TODAY AND MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR OR CONTEMPORANEOUS ORAL AGREEMENT BETWEEN THE PARTIES HERETO.  THE FOLLOWING SPACE (WHICH THE PARTIES HERETO AGREE IS SUFFICIENT SPACE) IS PROVIDED FOR THE PLACEMENT OF NONSTANDARD TERMS, IF ANY (IF THERE ARE NO NONSTANDARD TERMS TO BE ADDED, STATE “NONE”):

NONE

BY SIGNING BELOW, THE PARTIES HERETO HEREBY AFFIRM THAT THERE IS NO UNWRITTEN ORAL CREDIT AGREEMENT BETWEEN THEMSELVES WITH RESPECT TO THE SUBJECT MATTER OF THIS WRITTEN CREDIT AGREEMENT.

10. ARBITRATION.  ANY DISPUTE ARISING OUT OF THIS FIFTH AMENDMENT SHALL BE SUBJECT TO AND GOVERNED BY THE ARBITRATION PROVISIONS LOCATED IN SECTION 8.16 OF THE CREDIT AGREEMENT, AS AMENDED BY THIS FIFTH AMENDMENT.

[Signatures follow on next page]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Fifth Amendment as of the date first above written.

100 Commercial Street Atchison, KS 66002 Telecopier: (913) 360-5661 Attention: Dick Larson e-mail: dick.larson@mgpingredients.com	MGP INGREDIENTS, INC. a Kansas corporation By: /s/ Timothy W. Newkirk Name: Timothy W. Newkirk Its: President By: /s/ Don Tracy Name: Don Tracy Its: Chief Financial Officer
Wells Fargo Bank, National Association 7500 College Boulevard, Suite 200 Overland Park, KS 66210 Telecopier: (913)234-2901 Attention: Jeffrey Farrell e-mail: Jeffrey.D.Farrell@wellsfargo.com	WELLS FARGO BANK, NATIONAL ASSOCIATION By: /s/ Kathleen Ground Kathleen Gound, Vice President

EXHIBIT A

Compliance Certificate

(Attached)

COMPLIANCE CERTIFICATE

To:           Wells Fargo Bank, National Association
Date:           [___________________, 20____]
Subject:                      Financial Statements

In accordance with our Credit and Security Agreement dated July 21, 2009(as amended from time to time, the “Credit Agreement”), attached are the financial statements of MGP INGREDIENTS, INC., a Kansas corporation (the “Borrower”) dated [_________________, 20__ _](the “Reporting Date”) and the year-to-date period then ended (the “Current Financials”).  All terms used in this certificate have the meanings given in the Credit Agreement.

A. Preparation and Accuracy of Financial Statements.  I certify that the Current Financials have been prepared in accordance with GAAP, subject to year-end audit adjustments, and fairly present the Borrower’s financial condition as of the Reporting Date.

B. Name of Borrower; Merger and Consolidation Related Issues.  I certify that:

(Check one)

☐	The Borrower has not, since January 5, 2012, changed its name or jurisdiction of organization, nor has it consolidated or merged with another Person.

☐
The Borrower has, since January 5, 2012, either changed its name or jurisdiction of organization, or both, or has consolidated or merged with another Person, which change, consolidation or merger:  was consented to in advance by Lender in writing, and/or  is more fully described in the statement of facts attached to this Certificate.

C.	Events of Default. I certify that:

(Check one)

☐	I have no knowledge of the occurrence of a Default or an Event of Default under the Credit Agreement, except as previously reported to the Lender in writing.

☐
I have knowledge of a Default or an Event of Default under the Credit Agreement not previously reported to the Lender in writing, as more fully described in the statement of facts attached to this Certificate, and further, I acknowledge that the Lender may under the terms of the Credit Agreement impose the Default Rate at any time during the resulting Default Period.

D.	Litigation Matters. I certify that:

(Check one)

☐	I have no knowledge of any material adverse change to the litigation exposure of the Borrower or any of its Affiliates or of any Guarantor.

☐
I have knowledge of material adverse changes to the litigation exposure of the Borrower or any of its Affiliates or of any Guarantor not previously disclosed in Schedule 5.7, as more fully described in the statement of facts attached to this Certificate.

E.	Financial Covenants. I further certify that:

(Check and complete each of the following)

1.           Maximum Balance Sheet Leverage Ratio.  Pursuant to Section 6.2(a) of the Credit Agreement, as of the Reporting Date, the Borrower’s Balance Sheet Leverage Ratio was [______ _]to 1.00, which ☐ satisfies ☐ does not satisfy the requirement that such ratio be not greater than 1.75 to 1.00.

2.           Minimum Adjusted Net Income.  Pursuant to Section 6.2(b) of the Credit Agreement, as of the Reporting Date, the Borrower’s Adjusted Net Income was [_____], which ☐ satisfies ☐ does not satisfy the requirement that the Adjusted Net Income be not less than $[____].

3.           Minimum Fixed Charge Coverage Ratio.  Pursuant to Section 6.2(c) of the Credit Agreement, as of the Reporting Date, the Borrower’s Fixed Charge Coverage Ratio was [______ _]to 1.00, which ☐ satisfies ☐ does not satisfy the requirement that such ratio be not less than 2.00 to 1.00.

4.           Rail Invoices.  The Borrower has paid all Rail Invoices as such Rail Invoices became due.

5.           Tax Due on Alcohol Inventory.  During the one month period ending on the Reporting Date, Borrower has produced [______________] proof gallons of food and fuel grade alcohol.  The Borrower has paid all taxes arising from the Borrower’s production or possession of Inventory which consists of food and fuel grade alcohol except for taxes in the amount of [$___________] which are set forth in detail on a schedule attached hereto.

Attached are statements of all relevant facts and computations in reasonable detail sufficient to evidence Borrower’s compliance with the financial covenants referred to above, which computations were made in accordance with GAAP.

MGP INGREDIENTS, INC.
a Kansas corporation

By: ____________________________
Its Chief Financial Officer